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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 20, 1999

                                   GENTEK INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


               001-14789                                  02-0505547
         (Commission File No.)                 (IRS employer identification no.)

  Liberty Lane, Hampton, New Hampshire                      03842
(Address of principal executive offices)                  (zip code)


       Registrant's telephone number, including area code: (603) 929-2264



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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

        On August 20, 1999, GenTek Inc. (the "Company") acquired Krone AG ("Krone"), a leading global supplier of connector technology for telecommunications and data networks, from Jenoptik AG, a major German technology group (the "Krone Acquisition"). The Company acquired Krone through Krone Holding GmbH, a wholly owned indirect subsidiary of the Company. The Company did not acquire the wireless loop business of Krone, which manufactures and sells radio telephone systems.

        The total consideration for the Krone Acquisition was approximately DM 419 million (approximately $222 million, based on the prevailing exchange rate on or about July 12, 1999 of DM 1.89 = US$1.00), including the assumption of approximately DM 119 million (approximately $63 million). The consideration for the Krone Acquisition was funded through cash on hand and borrowings under the revolving portion of the Company's credit facility. On August 9, 1999, the Company had issued $200 million principal amount of its 11% Senior Subordinated Notes due 2009, and had used the proceeds of this note issuance to repay a portion of its borrowings under the revolving portion of the credit facility. The borrowing under the revolving credit facility for the financing of the Krone Acquisition was a reborrowing of a portion of amounts repaid from the proceeds of the note issuance.

        For the year ended December 31, 1998 and the three months ended March 31, 1999, Krone (excluding the wireless local loop business) had sales of approximately DM 580.6 million (approximately $330 million, based on the average daily exchange rate for the year ended December 31, 1998 of DM 1.76 = US$1.00) and approximately DM 139.5 million (approximately $80 million, based on the average daily exchange rate for the three month period ended March 31, 1999 of DM 1.75 = US$1.00), respectively. The Company believes that the Krone Acquisition will provide it with a number of benefits that can be realized through the combination of Krone with the existing businesses of the Company, including entry into attractive end-use markets; geographic expansion; access to Krone's strong customer relationships; enhanced research and developments capabilities; and the opportunity to improve operating efficiencies.


ITEM 7: EXHIBITS

        The financial statements required by this item will be filed by the Company on or before November 2, 1999, as permitted by this item.

        The following document is filed as an exhibit hereto:

                2.01 Stock Purchase Agreement, dated July 12, 1999 between Jenoptik AG and GenTek Inc.


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                Pursuant to the requirements of the Securities Exchange of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GENTEK INC.


                                   By: /s/ Michael R. Herman
                                      -----------------------------------------
                                       Name:  Michael R. Herman
                                       Title: Vice President and General Counsel


Dated: September 3, 1999


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                           STATEMENT OF DIFFERENCES

The section symbol shall be expressed as...............................'SS'